EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
OCTOBER 15, 2018		304-525-1600

PREMIER FINANCIAL BANCORP, INC. ANNOUNCES
COMPLETION OF FIRST BANK OF CHARLESTON ACQUISITION

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GMS-PFBI) a $1.5 billion community financial holding company with two bank subsidiaries announced that its acquisition of First Bank of Charleston, Inc. (“First Bank”), a $180 million bank (as of June 30, 2018) headquartered in Charleston, West Virginia, was completed effective with the close of business on October 12, 2018.  Under terms of an agreement of merger dated April 18, 2018, as amended, each share of First Bank common stock will be entitled to receive 1.199 shares of Premier common stock and $5.00 cash from Premier, with Premier issuing approximately 1.249 million shares as a result of the acquisition.  In conjunction with the acquisition by Premier, First Bank was merged into Premier Bank, Inc., a wholly owned subsidiary of Premier.  The resulting merger will expand Premier Bank’s full service footprint into the Charleston, West Virginia market place.

Premier President and CEO Robert W. Walker commented, “We are excited about the opportunity to once again expand the Premier community bank franchise, this time into the capital city of West Virginia.  While we have established commercial loan relationships in Charleston, our retail loan and deposit product offerings should enjoy a natural boost with the addition of First Bank’s retail franchise.  Centrally located between our Ripley, Spencer and Madison markets, a Charleston based retail presence will enable Premier Bank to compete head-to-head with the large out-of-state banking franchises that bought their way into the marketplace, bringing their out-of-state, centralized decision making banking models with them.  Premier Bank’s community oriented approach to banking is managed in geographic regions with divisional presidents making local lending decisions.  In addition, J. Mark Bias, President and CEO of Premier Bank, spent 27 years of his career in Charleston building relationships and developing a local decision based customer service approach to banking.  The conversion to our data processing and information systems will enable First Bank customers to enjoy Premier’s ever-increasing modern financial products and services, such as internet and mobile banking, electronic bank statements, and checking accounts with fraud prevention features such as “Debit Card Secure Lock,” as well as credit monitoring services and alerts that help customers manage their personal financial information and help detect identity fraud.  First Bank’s commercial customers will also benefit from Premier’s larger lending limits and cash management products while retaining the quality customer service and prompt credit decisions for which community banks like First Bank and Premier are well-known.”

Certain Statements contained in this news release, including without limitation, statements including the word “believes,” “anticipates,” “intends,” “expects” or words of similar import, constitute “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements.  Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release.  Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.  Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.